Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-42605) of Asset Investors Corporation of our reports dated June 9, 1998, with respect to the Statements of Excess of Revenues over Specific Operating Expenses of a) The Brentwood West Manufactured Home Community for the year ended December 31, 1997 and b) Serendipidity Mobile Home Park for the year ended December 31, 1997, both of which are included in the Current Report (Form 8-K/A) dated July 28, 1998.


                                                               ERNST & YOUNG LLP



Denver, Colorado
July 28, 1998